2A

CERTIFICATE OF AMENDMENT

OF CHARTER OF

PRESIDENTIAL LIFE INSURANCE COMPANY

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

AND SECTION 1206 OF THE INSURANCE LAW

OF THE STATE OF NEW YORK

We, the undersigned, Donald L. Barnes and Kathleen A. Dash, being the President and Secretary, respectively, of Presidential Life Insurance Company and Presidential Life Corp., do hereby certify as follows:

1. The name of the corporation is "Presidential Life Insurance Company" (the "Corporation").

2. The Declaration of Intention and Charter under which the Corporation was formed was filed in the Office of the Superintendent of the Insurance Department of the State of New York on March 19, 1965.

3. The Charter of the Corporation, as approved by the Insurance Department of the State of New York on March 19, 1965, with amendments to date, is hereby amended pursuant to Section 801(b) of the Business Corporation Law of the State of New York and Section 1206(a) of the Insurance Law of the State of New York to change the provisions relating to the election of directors and the age and residency requirements for directors.

4. To accomplish the foregoing amendments, each of Sections 5 and 7 is hereby amended in its entirety to read as follows:

> Section 5. The number of directors of the corporation shall not be less than seven nor more than thirteen as the Board of Directors shall from time to time designate by resolution.
>
> Section 7. Each director shall be at least eighteen years of age, at all times a majority shall be citizens and residents of the United States, and not less than one director shall be a resident of the State of New York.

5. This Certificate of Amendment was duly authorized by the Boards of Directors of the Corporation and of Presidential Life Corp., the sole shareholder of the Corporation, on December 20, 2012, at meetings duly noticed.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment under penalty of perjury this 28th day of December, 2012.

/s/ Donald L. Barnes

Donald L. Barnes
President

/s/ Kathleen A. Dash

Kathleen A. Dash
Secretary